                                                                   EXHIBIT 10.11

   _________________________________________________________________________

                                     LEASE


                                    between



                         THE GAITHERSBURG REALTY TRUST,

                                   as Lessor,


                                      and


                               MANOR CARE, INC.,

                                   as Lessee



                          ___________________________

                          Dated as of August 30, 1995

                          ___________________________


                 Manor Care, Inc. Office Building and Warehouse

                             Gaithersburg, Maryland


 _________________________________________________________________________



This Lease is subject to a security interest in favor of Chemical Bank, as agent (the "Agent"), under a Credit Agreement, dated as of August 30, 1995, among Gaithersburg Realty Trust, the Lenders, and the Agent, as amended or supplemented. This Lease has been executed in several counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code of the State of Maryland or New York), no security interest in this Lease may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
                             ARTICLE I......................................   1
1.1  Definitions............................................................   1

                             ARTICLE II.....................................   1
2.1  Property...............................................................   1
2.2  Lease Term.............................................................   1
2.3  Title..................................................................   1

                             ARTICLE III....................................   2
3.1  Rent...................................................................   2
3.2  Payment of Basic Rent..................................................   2
3.3  Supplemental Rent......................................................   2
3.4  Performance on a Non-Business Day......................................   2

                             ARTICLE IV.....................................   3
4.1  Utility Charges........................................................   3

                             ARTICLE V......................................   3
5.1  Quiet Enjoyment........................................................   3

                             ARTICLE VI.....................................   3
6.1  Net Lease..............................................................   3
6.2  No Termination or Abatement............................................   4

                             ARTICLE VII....................................   4
7.1  Ownership of the Property..............................................   4

                             ARTICLE VIII...................................   4
8.1  Condition of the Property..............................................   4
8.2  Possession and Use of the Property.....................................   5

                             ARTICLE IX.....................................   5
9.1  Compliance with Legal Requirements and Insurance Requirements..........   5

                             ARTICLE X......................................   5
10.1  Maintenance and Repair; Return........................................   5
10.2  Right of Inspection...................................................   6
10.3  Environmental Inspection..............................................   6

                             ARTICLE XI.....................................   6
11.1  Modifications, Substitutions and Replacements.........................   6

                                                                            Page
                                                                            ----
                             ARTICLE XII....................................   8
12.1  Warranty of Title.....................................................   8
12.2  Grants and Releases of Easements......................................   8

                             ARTICLE XIII...................................   9
13.1  Permitted Contests Other Than in Respect of Impositions...............   9

                             ARTICLE XIV....................................  10
14.1  Public Liability and Workers' Compensation Insurance..................  10
14.2  Hazard and Other Insurance............................................  10
14.3  Coverage..............................................................  10

                             ARTICLE XV.....................................  11
15.1  Casualty, Condemnation and Title Defects..............................  11
15.2  Environmental Matters.................................................  13
15.3  Notice of Environmental Matters.......................................  14

                             ARTICLE XVI....................................  14
16.1  Termination upon Environmental Violation..............................  14
16.2  Procedures............................................................  14

                             ARTICLE XVII...................................  14
17.1  Lease Events of Default...............................................  14
17.2  Surrender of Possession...............................................  16
17.3  Reletting.............................................................  16
17.4  Damages...............................................................  16
17.5  Acceleration of Rent..................................................  17
17.6  Final Liquidation Damages.............................................  17
17.7  Waiver of Certain Rights..............................................  18
17.8  Assignment of Rights Under Contracts..................................  18
17.9  Remedies Cumulative...................................................  18
17.10 Lessee's Right to Purchase............................................  18

                                  ARTICLE XVIII.............................  19
18.1  Lessor's Right to Cure Lessee's Lease Defaults........................  19

                                  ARTICLE XIX..............................   19
19.1  Provisions Relating to Lessee's Termination of this Lease or Exercise
         of Purchase Option................................................   19

                                  ARTICLE XX...............................   19
20.1  Purchase Option......................................................   19
20.2  Maturity Date Purchase Option........................................   20

                                  ARTICLE XXI..............................   20

                                                                            Page
                                                                            ----
21.1  Sale Procedure.......................................................   20
21.2  Application of Proceeds of Sale......................................   21
21.3  Indemnity for Excessive Wear.........................................   21
21.4  Appraisal Procedure..................................................   21
21.5  Certain Obligations Continue.........................................   22

                                  ARTICLE XXII.............................   22
22.1  Holding Over.........................................................   22

                                  ARTICLE XXIII............................   22
23.1  Risk of Loss.........................................................   22

                                  ARTICLE XXIV.............................   22
24.1  Subletting and Assignment............................................   23
24.2  Subleases............................................................   23

                                  ARTICLE XXV..............................   23
25.1  Estoppel Certificates................................................   23

                                  ARTICLE XXVI.............................   23
26.1  No Waiver............................................................   23

                                  ARTICLE XXVII............................   24
27.1  Acceptance of Surrender..............................................   24

                                  ARTICLE XXVIII...........................   24
28.1  No Merger of Title...................................................   24

                                  ARTICLE XXIX.............................   24
29.1  Notices..............................................................   24

                                 ARTICLE XXX...............................   25
30.1  Miscellaneous........................................................   25
30.2  Amendments and Modifications.........................................   25
30.3  Successors and Assigns...............................................   25
30.4  Headings and Table of Contents.......................................   25
30.5  Counterparts.........................................................   25
30.6  GOVERNING LAW........................................................   25
30.7  Limitations on Recourse..............................................   25
30.8  Priority.............................................................   26
30.9  Reconfiguration Agreement............................................   26

          LEASE (this "Lease"), dated as of August 30, 1995, between THE
                       -----
GAITHERSBURG REALTY TRUST, a Delaware business trust, having its principal office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, as lessor (the "Lessor"), and MANOR CARE, INC., a Delaware corporation,
                        ------
having its principal office at 10750 Columbia Pike, Silver Spring, Maryland 20901, as lessee (the "Lessee").
                       ------

          In consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

          1.1  Definitions.  Capitalized terms used but not otherwise defined in
               -----------
this Lease have the respective meanings specified in Annex A to this Lease.


                                  ARTICLE II

          2.1  Property.  Subject to the terms and conditions hereinafter set
               --------
forth, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the following (collectively, the "Property"):
                              --------

          (a) all of Lessor's right, title and interest in and to the Land described on Schedule A attached hereto;
                  ----------

          (b) all of Lessor's right, title and interest in and to the Improvements;

          (c) all of Lessor's right, title and interest in and to all the Appurtenant Rights; and

          (d) all of Lessor's right, title and interest in and to all fixtures relating to the Improvements, including all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures").
                                                           --------

          2.2  Lease Term.  The Property is leased for the Term, unless extended
               ----------
or earlier terminated in accordance with the provisions of this Lease.

          2.3  Title.  The Property is leased to Lessee without any
               -----
representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, the Permitted Exceptions) and all applicable Legal Requirements, except as to the absence of Lessor Liens. To obtain assurance as to the title to the Property as between Lessee and Lessor, Lessee is relying solely upon a policy of title insurance. Lessee shall in no event have any recourse against Lessor for any defect in title to the Property.

                                  ARTICLE III


          3.1  Rent.  (a)  On each applicable Payment Date and on any date when
               ----
this Lease shall terminate, Lessee shall pay the Basic Rent (which shall include Tranche A Basic Rent, Tranche B Basic Rent and Investor Yield).

          (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid by wire transfer of immediately available funds on the due date therefor to such account or accounts at such bank or banks or to such other Person or in such other manner as Lessor shall from time to time direct.

          (c) Neither Lessee's inability or failure to take possession of all, or any portion, of the Property when delivered by Lessor, nor Lessor's inability or failure to deliver all, or any portion, of the Property to Lessee, whether or not attributable to any act or omission of Lessee or any act or omission of Lessor, or for any other reason whatsoever, shall delay or otherwise affect Lessee's obligation to pay Rent in accordance with the terms of this Lease.

          3.2  Payment of Basic Rent.  Basic Rent shall be paid absolutely net
               ---------------------
to Lessor, so that this Lease shall yield to Lessor the full amount thereof, without setoff, deduction or reduction.

          3.3  Supplemental Rent.  Lessee shall pay to Lessor or the Person
               -----------------
entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee shall pay to Lessor as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Legal Requirements, interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease or any other Operative Agreement, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

          3.4  Performance on a Non-Business Day.  If any payment is required
               ---------------------------------
hereunder on a day that is not a Business Day, then such payment shall be due on the next succeeding Business Day.

                                  ARTICLE IV


          4.1  Utility Charges.  Lessee shall pay, or cause to be paid, all
               ---------------
charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on the Property during the Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee and the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. All charges for utilities imposed with respect to the Property for a billing period during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for each party's pro rata share thereof.

                                   ARTICLE V

          5.1  Quiet Enjoyment.  So long as no Lease Event of Default shall have
               ---------------
occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy the Property for the Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor with respect to any matters arising from and after the Lease Commencement Date.


                                  ARTICLE VI

          6.1  Net Lease.  This Lease shall constitute a net lease.  Any present
               ---------
or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected by reason of: (i) any damage to or destruction of the Property or any part thereof; (ii) any taking of the Property or any part thereof or interest therein by Condemnation or otherwise; (iii) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of the Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (iv) any Title Defect (as defined below) or encumbrance or any matter affecting title to the Property; (v) any eviction by paramount title or otherwise; (vi) any default by Lessor hereunder; (vii) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting Lessor; (viii) the impossibility or illegality of performance by Lessor, Lessee, or both; (ix) any action of any Governmental Authority; (x) Lessee's acquisition of ownership of all or part of the Property (except to the extent this Lease is terminated pursuant to the terms hereof); (xi) breach of any warranty or representation with respect to the Property; (xii) any defect in the condition, quality or fitness for use of the Property or any part thereof; or (xiii) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The parties intend that the obligations of Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease. The foregoing shall not preclude Lessee from instituting a separate action against Lessor for breach of its obligations under this Lease or any of the other Operative Agreements.

          6.2  No Termination or Abatement.  Lessee shall remain obligated under
               ---------------------------
this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of Lessor or by any court with respect to Lessor, except as otherwise expressly provided herein. Lessee hereby waives all right (i) to terminate or surrender this Lease, except as otherwise expressly provided herein, or (ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.


                                  ARTICLE VII

          7.1  Ownership of the Property.  (a)  Lessor and Lessee intend that
               -------------------------
(i) for financial accounting purposes with respect to Lessee (A) this Lease will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards (SFAS) No. 13, as amended, (B) Lessor will be treated as the owner and lessor of the Property and (C) Lessee will be treated as the lessee of the Property, but (ii) for federal, state and local income tax purposes (A) this Lease will be treated as a financing arrangement, (B) Lessor will be treated as a subordinated lender making a loan to Lessee in an amount equal to the Investor Contribution, which loan is secured by the Property, and (C) Lessee will be treated as the owner of the Property and will be entitled to all tax benefits ordinarily available to an owner of property like the Property for such tax purposes.

          (b) Lessor and Lessee further intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting Lessee or Lessor, the transactions evidenced by this Lease shall be regarded as loans made by an unrelated third party lender to Lessee.


                                  ARTICLE VIII

          8.1  Condition of the Property.  EXCEPT AS OTHERWISE EXPRESSLY
               -------------------------
PROVIDED IN ANY OPERATIVE AGREEMENT, LESSEE ACKNOWLEDGES AND AGREES THAT IT IS RENTING THE PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR AND SUBJECT TO (A) THE EXISTING STATE OF TITLE,
(B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW AND (D) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE

HEREOF. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OPERATIVE AGREEMENT, NEITHER LESSOR, THE AGENT NOR ANY LENDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF ANY IMPROVEMENTS THEREON, THE SOIL CONDITION, OR ANY ENVIRONMENTAL OR HAZARDOUS MATERIAL CONDITION) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NEITHER LESSOR, THE AGENT NOR ANY LENDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT.

          8.2  Possession and Use of the Property.  The Property shall be used
               ----------------------------------
for any lawful purpose. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Property and the Building. Lessee shall not commit or permit any waste of the Property or any part thereof.


                                   ARTICLE IX

          9.1  Compliance with Legal Requirements and Insurance Requirements.
               -------------------------------------------------------------
Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (a) comply with all Environmental Laws and comply in all material respects with all other Legal Requirements and Insurance Requirements relating to the Property, including the use, construction, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Property, and (b) procure, maintain and comply in all material respects with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, renovation, use, maintenance and operation of the Property and for the use, operation, maintenance, repair and restoration of the Improvements.


                                   ARTICLE X

          10.1 Maintenance and Repair; Return.  (a) Lessee, at its sole cost
               ------------------------------
and expense, shall maintain, or cause to be maintained, the Property in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Legal Requirements and Insurance Requirements and on a basis reasonably consistent with the operation and maintenance of commercial properties comparable in type and location to the Property subject, however, to the provisions of Article XV with respect to Condemnation and Casualty.

          (b) Lessor shall under no circumstances be required to build any improvements on the Property, make any repairs, replacements, alterations or renewals of any nature or description to the Property, make any expenditure whatsoever in connection with this Lease or maintain the Property in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of the Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of the Property, or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

          (c) Lessee shall, upon the expiration or earlier termination of the Term (unless Lessee has exercised the Purchase Option or the Property is otherwise conveyed to Lessee), vacate and surrender the Property to Lessor in its then-current, "AS IS" condition, subject to Lessee's obligations under Sections 9.1, 10.l(a), 10.2, 11.1 and 12.1.

          10.2  Right of Inspection.  Lessor may, at reasonable times and with
                -------------------
reasonable prior notice, accompanied by a representative of Lessee, and without interfering in any material way with any construction by, or other operations of, Lessee enter upon, inspect and examine at its own cost and expense (unless a Lease Event of Default exists, in which case the reasonable out-of-pocket costs and expenses of Lessor shall be paid by Lessee), the Property. Lessor acknowledges that it shall bear the risk for any losses sustained during such inspections where the losses result from its own gross negligence or willful misconduct in the course of such inspections. Lessee shall furnish to Lessor statements, no more than once per year, accurate in all material respects, regarding the condition and state of repair of the Property. Lessor shall have no duty to make any such inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry.


          10.3  Environmental Inspection.  Upon surrender of possession of the
                ------------------------
Property, or not more than 120 days nor less than 30 days prior to the Expiration Date (unless Lessee has previously exercised the Purchase Option), Lessee shall, at its sole cost and expense, provide to Lessor a report by an environmental consultant selected by Lessee and reasonably satisfactory to Lessor certifying that Hazardous Substances have not at any time during the Term been generated, used, treated or stored on, transported to or from, Released at, on or from or deposited at or on the Property, and no portion of the Property has been used for such purposes other than (i) as necessary or desirable to use, operate, maintain, repair and restore the Property and (ii) in full compliance with all Environmental Laws. If such is not the case, the report shall set forth a remedial response plan relating to the Property (which remedial response plan, if required by any Environmental Law or Governmental Authority, shall be approved by the appropriate Governmental Authority). Such remedial response plan shall include, but shall not be limited to, plans for full response, remediation, removal, or other corrective action, and the protection, or mitigative action associated with the protection, of natural resources including wildlife, aquatic species, and vegetation associated with the Property, as required by all applicable Environmental Laws. If such report includes a remedial response plan, Lessee shall promptly deposit funds in escrow sufficient to ensure the full execution and implementation of such plan.


                                  ARTICLE XI

          11.1  Modifications, Substitutions and Replacements.  (a)  So long as
                ---------------------------------------------
no Lease

Event of Default has occurred and is continuing, Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to the Property or any part thereof (collectively, "Modifications"); provided, that: (i) except for any Modification required to be
 -------------    --------
made pursuant to a Legal Requirement or an Insurance Requirement, no Modification, individually, or when aggregated with any (A) other Modification or (B) grant, dedication, transfer or release pursuant to Section 12.2, shall impair the value of the Property by an amount in excess of $500,000 or impair the utility or useful life of the Property from that which existed immediately prior to such Modification; (ii) the Modification shall be done in a good and workmanlike manner; (iii) Lessee shall comply with all Legal Requirements (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including to the extent applicable the obtaining of all permits and certificates of occupancy, and the structural integrity of the Building shall not be adversely affected; (iv) Lessee shall maintain or cause to be maintained builders' risk insurance at all times when a Modification the cost of which is anticipated to exceed $1,000,000 is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens (other than Lessor Liens) arising with respect to the Modification; (vi) such Modifications shall comply with Sections
8.2 and 10.1 and shall not change the primary character of the Building as an office building and warehouse; and (vii) no Improvements shall be demolished, except to the extent such demolition does not materially impair the value, utility or useful life of the Building. All Modifications (other than those that may be readily removed without impairing the value, utility or remaining useful life of the Property) shall remain part of the realty and shall be subject to this Lease, and title thereto shall immediately vest in Lessor. So long as no Lease Event of Default has occurred and is continuing, Lessee may place upon the Property any inventory, trade fixtures, machinery, equipment or other property belonging to Lessee or third parties and may remove the same at any time during the term of this Lease; provided that such inventory, trade fixtures, machinery,
                        --------
equipment or other property, or their respective operations, do not impair the value, utility or remaining useful life of the Property.

          (b) Lessee shall notify Lessor of the undertaking of any construction, repairs or alterations to the Property the cost of which is anticipated to exceed $1,000,000 during any twelve month period. Prior to or promptly after undertaking any construction or alterations, the cost of which is anticipated to exceed $1,000,000 during any twelve month period, Lessee shall deliver to Lessor (i) a brief narrative of the work to be done and a copy of the plans and specifications relating to such work if the same are required to be filed; and (ii) an Officer's Certificate stating that such work when completed will not impair the value of the Property. Lessor, by itself or its agents, shall have the right, but not the obligation, from time to time upon prior notice and at reasonable times (except in the case of an emergency) accompanied by a representative of Lessee, if available, to inspect such construction to ensure that the same is completed consistent with the plans and specifications, if any.

          (c) Lessee shall not without the consent of Lessor undertake any construction or alterations to the Property, the cost of which is anticipated to exceed $1,000,000 during any twelve month period, if such construction or alterations cannot, in the reasonable judgement of Lessee, be completed on or prior to the date that is twelve months prior to the Expiration Date. The restrictions contained in the preceding sentence shall not apply to (i) any construction or alterations relating to tenant installations, (ii) work which is required as a result of any Legal Requirement or Insurance Requirement and (iii) any other construction or alterations, the cost of which is anticipated to be less than or equal to $1,000,000 during any twelve month period and which, in the reasonable judgement of Lessee, can be completed within six months and in any event prior to the Expiration Date; provided, however, the foregoing restrictions contained in this
                 --------  -------
subparagraph (c) shall not apply if Lessee shall have irrevocably exercised the Maturity Date Purchase Option. Notwithstanding anything in any Operative Agreement to the contrary, any work undertaken or performance of any obligation pursuant to an express provision of the Reconfiguration Agreement is hereby consented to by the Lessor.


                                  ARTICLE XII

          12.1  Warranty of Title.  (a)  Lessee agrees that, except as otherwise
                -----------------
provided herein and subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon the Property or any Modifications or any Lien, attachment, levy or claim with respect to the Rent, other than Permitted Liens and Lessor Liens. Lessee shall promptly notify Lessor in the event it receives actual knowledge that a Lien (other than a Permitted Lien) has occurred with respect to the Property.

          (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

          12.2  Grants and Releases of Easements.  Provided that no Lease Event
                --------------------------------
of Default shall have occurred and be continuing and subject to the provisions of Articles VIII, IX, X and XI, Lessor hereby consents to the following actions by Lessee, in the name and stead of Lessor, but at Lessee's sole cost and expense: (a) the granting (prior to the Lien of the Deed of Trust) of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, renovation or maintenance of the Property as herein provided; (b) the release (free and clear of the Lien of the Deed of Trust) of existing easements or other rights in the nature of easements which are for the benefit of the Property; (c) the dedication or transfer (prior to the Lien of the Deed of Trust) of unimproved portions of the Property for road, highway or other public purposes; (d) the execution of petitions to have the Property annexed to any municipal corporation or utility district; and (e) the execution of amendments to any covenants and restrictions affecting the Property; provided, that in each case Lessee shall
                                     --------
have delivered to Lessor an Officer's Certificate stating that: (i) such grant, release, dedication or transfer does not impair the value of the Property, individually, or when aggregated with any (A) Modification or (B) other grant, dedication, transfer or release pursuant to this Section 12.2, by an amount in excess of $500,000 or the utility and remaining useful life of the Property, (ii) such grant, release, dedication or transfer is necessary in connection with the use, maintenance, alteration, renovation or improvement of the Property, (iii) Lessee shall remain obligated under this Lease and under any instrument executed by Lessee consenting to the assignment of Lessor's interest in this Lease as security for indebtedness, in each such case in accordance with their terms, as though such grant, release, dedication or transfer, had not been effected and (iv) Lessee shall pay and perform any obligations of Lessor under such grant, release, dedication or transfer. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, Lessor shall, upon the request of Lessee, and at Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication or transfer to any Person permitted under this Section.


                                 ARTICLE XIII

          13.1  Permitted Contests Other Than in Respect of Impositions.  Except
                -------------------------------------------------------
to the extent otherwise provided for in Section 11.2 of the Participation Agreement, Lessee, on its own or on Lessor's behalf and in Lessor's name but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to Section 4.1, any third party charges with respect to the Property or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that: (a) the commencement and continuation of such proceedings shall suspend the collection thereof from, and suspend the enforcement thereof against the Property, Lessor, the Investor, the Agent and the Lenders; (b) no part of the Property nor any Rent would be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, the Agent or any Lender for failure to comply therewith; and (d) in the event that, at any time, (i) during the continuance of such contest, Lessee is in Applicable Rating Category 5 or 6 and any such contest shall involve a sum of money that is then due and payable or a potential loss (which shall include, for purposes of this Section, any potential fines or similar charges for failure to comply with a Legal Requirement) in excess of $2,000,000 or all of such contests at any one time pending shall involve a sum of money that is then due and payable or a potential loss in excess of the sum of $2,000,000, unless Lessee shall have posted security reasonably acceptable to Lessor, or (ii) if Lessee shall have not irrevocably exercised the Maturity Date Purchase Option during the course of the contest, there shall be a material risk of extending the application of such item beyond the end of the Term, then Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this Section. Lessor, at Lessee's sole cost and expense, shall promptly execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest or proceeding and, if reasonably requested by Lessee, shall promptly join as a party therein at Lessee's sole cost and expense. So long as no Event of Default has occurred and is continuing, any awards, refunds or monies received in connection with such contests or proceedings shall be the property of Lessee and if received by Lessor shall promptly be paid to Lessee.

                                  ARTICLE XIV

          14.1  Public Liability and Workers' Compensation Insurance.  During
                ----------------------------------------------------
the Term, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Property. Such insurance shall be on terms and in amounts that are no less favorable than insurance maintained by owners of similar properties, that are in accordance with normal industry practice. The policy shall be endorsed to name Lessor, the Owner Trustee, the Trust Company, the Investor, the Agent and the Lenders as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, the Owner Trustee, the Trust Company, the Agent or the Lenders may have in force. Lessee shall, in the operation of the Property, comply with the applicable workers' compensation laws and protect Lessor against any liability under such laws.

          14.2  Hazard and Other Insurance.  (a)  During the Term, Lessee shall
                --------------------------
keep, or cause to be kept, the Property insured against loss or damage by fire and other risks on terms and in amounts that are no less favorable than insurance maintained by owners of similar properties, that are in accordance with normal industry practice, are in amounts equal to the actual replacement cost of the Building and that provide for a commercially reasonable deductible or self-insured retention; provided that (i) if the Lessee is in Applicable
                           --------
Rating Category 1 through 4, such deductible or self-insured retention shall not exceed $10,000,000 and (ii) if the Lessee is in Applicable Rating Category 5 or 6, such deductible or self-insured retention shall not exceed $6,000,000. So long as no Lease Event of Default exists, any loss payable under the insurance policy required by this Section will be paid to and adjusted solely by Lessee.

          (b) If at any time during the Term the area in which the Property is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973 or any amendments or supplements thereto, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as may be amended. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement, concerning flood insurance to the extent that it apply to the Property.

          14.3  Coverage.  (a)  Lessee shall furnish Lessor with certificates
                --------
showing the insurance required under Sections 14.1 and 14.2 to be in effect and naming Lessor, the Owner Trustee and the Trust Company as an additional insured with respect to liability insurance and showing the mortgagee endorsement required by Section 14.3(c). All such insurance shall be at the cost and expense of Lessee. Such certificates shall include a provision in which the insurer agrees to endeavor to provide thirty (30) days' advance written notice by the insurer to Lessor and the Agent in the event of cancellation or modification of such insurance that could be adverse to the interests of Lessor or the Agent. If a Lease Event of Default has occurred and is continuing and Lessor so requests, Lessee shall deliver to Lessor copies of all insurance policies required by this Lease.

          (b) Lessee agrees that the insurance policy or policies required by this Lease shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy. Lessee hereby waives any and all such rights against Lessor, the Agent and the Lenders to the extent of payments made under such policies.

          (c) All insurance policies required by Section 14.2 shall include a "New York" or standard form mortgagee endorsement in favor of the Agent.

          (d) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Lease except that Lessor may carry separate liability insurance so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this Lease to be subject to a coinsurance exception of any kind.

          (e) Lessee shall pay as they become due all premiums for the insurance required by this Lease, shall renew or replace each policy prior to the expiration date thereof and shall promptly deliver to Lessor and the Agent certificates for renewal and replacement policies.

          (f) The Lessee also agrees to keep its other insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any other properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.


                                  ARTICLE XV

          15.1  Casualty, Condemnation and Title Defects.  (a)  Except during
                ----------------------------------------
the occurrence and continuation of a Lease Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds (collectively, "Proceeds") to which Lessee or Lessor may become
                         --------
entitled by reason of their respective interests in the Property if (i) all or a portion of the Property is damaged or destroyed in whole or in part by a Casualty or (ii) the use, access, occupancy, easement rights or title to such Property or any part thereof is the subject of a Condemnation or (iii) the use, access, occupancy, easement rights or title to such Property or any part thereof is the subject of a title defect (a "Title Defect"), in each case to the extent,
                                     ------------
but only to the extent, that the aggregate amount of all such Proceeds to which Lessee may be entitled during the Term is less than or equal to $3,000,000, exclusive of Proceeds from a title insurance policy which constitutes a repayment of counsel fees incurred of the Credit Agreement nor has commissioned an appraisal of the Property, but instead has elected to purchase the Property in accordance with Section
     20.1 hereof.

          (c) In the event that the Lessee commissions an appraisal of the Property in accordance with clause (b)(ii) above and, Lessee does not elect to pay all such amounts in excess of $3,000,000 to the Agent to be applied in accordance with the terms of the Credit Agreement or purchase the Property in accordance with Section 20.1 hereof, then the disposition of such amounts shall be governed as follows: (i) if Fair Market Sales Value of the Property, as determined in accordance with the Appraisal Procedure and without giving effect to any repair or restoration of the Property, is greater than or equal to the Termination Value, then the Lessee shall be entitled to retain such Proceeds and, in the case of a Casualty and, to the extent practicable, in the case of a Condemnation or Title Defect, shall promptly restore the Property in accordance with Section 15.1(e); or (ii) if the Fair Market Sales Value of the Property, as determined in accordance with the Appraisal Procedure and without giving effect to any repair or restoration of the Property, is less than the Termination Value, then (x) if such Proceeds are greater than or equal to the Recovery Limit, such Proceeds which are in excess of the Recovery Limit shall either (1) subject to Section 15.1(d), in the case of a Condemnation or Title Defect, be paid to the Agent to be applied in accordance with the Credit Agreement or (2) in the case of a Casualty, be paid directly to Lessor and applied by Lessor to the cost of restoration (or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor) and Lessee shall promptly begin to restore the Property in accordance with Section 15.1(e) or (y) if such Proceeds are less than the Recovery Limit, such Proceeds shall be released to the Lessee to be applied, if practicable, to the cost of restoration. For the purpose of this Section 15.1, "Recovery Limit" shall mean (i) if the Lessee is
                               --------------
in Applicable Rating Category 1 through 4, $7,500,000 and (ii) if the Lessee is in Applicable Rating Category 5 or 6, $3,000,000.

          (d) Notwithstanding the provisions of Section 15.1(c), in the event that the conditions described in Section 15.1(c)(ii) with resect to a Condemnation or a Title Defect exist and if such Proceeds are greater than or equal to the Recovery Limit, Lessee shall have the option, to be exercised within fifteen Business Days of its receipt of the appraisal indicating a Fair Market Sales Value below the Termination Value, to deliver a notice to the Lessor stating that it has elected, in lieu of delivering such Proceeds to the Agent to be applied in accordance with the Credit Agreement, to cause to be constructed on the Property improvements or additions in a manner which it reasonably anticipates will cause the Fair Market Sales Value, after giving effect to such improvements or additions, to increase to an amount equal to or greater than the Termination Value. If Lessee chooses such option, such improvements or additions shall be constructed in accordance with Section 11.1 and shall be completed within (i) 12 months from the date it received notice of such Condemnation or Title Defect and (ii) six months prior to the Maturity Date. Upon the completion of such improvements or additions, Lessee shall commission a second appraisal by an appraiser reasonably satisfactory to the Agent. If the fair market value of the Property, as determined by such appraisal, remains less than the Termination Value, then the Proceeds of such Condemnation or Title Defect shall be paid to the Agent to be applied in accordance with the Credit Agreement. If the Fair Market Sales Value of the Property, as determined in accordance with the Appraisal Procedure, is greater than or equal to the Termination Value, then the Lessee shall be entitled to retain such Proceeds, to be applied, if practicable, to the cost of restoration. If Lessee provides the notice that it has elected to construct improvements or additions to the Property pursuant to this paragraph, such Proceeds which are in excess of the Recovery Limit shall be delivered directly to Lessor and applied by

Lessor to the cost of such improvements or additions (or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor).

          (e) If pursuant to this Section 15.1, this Lease shall continue in full force and effect following a Casualty or a Condemnation, with respect to the Property, Lessee shall, at its sole cost and expense, promptly and diligently repair any damage to the Property caused by such Casualty or, to the extent practicable, such Condemnation, in a good and workmanlike manner taking into account the effect of the Casualty or Condemnation on the physical nature of the Property in conformity with the requirements of Sections 10.1 and 11.1 so as to restore the Property to the same or improved condition, operation, function and value as existed immediately prior to such Casualty or Condemnation. In such event, title to the Property shall remain with Lessor.

          (f) If a Lease Default shall have occurred and be continuing such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor, however, if such Default shall be cured, such award, compensation or insurance proceeds shall promptly be applied in accordance with Sections 15(b) and 15(c). All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor and not required to be paid to Lessee under this Lease or any other Operative Agreement shall be held as security for the performance of Lessee's obligations hereunder.

          (g) So long as no Lease Event of Default has occurred and is continuing, Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty, Condemnation or Title Defect and shall pay all expenses thereof.

          (h) If Lessor or Lessee shall receive notice of a Casualty or a possible Condemnation of the Property or any interest therein, Lessor or Lessee, as the case may be, shall give notice thereof to the other and to the Agent promptly after the receipt of such notice.

          (i) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section 15.1 affect Lessee's obligations to pay Rent pursuant to Section 3.1.

          (j) Notwithstanding anything to the contrary set forth in Section XV, if during the Term a Casualty occurs with respect to the Property, and following such Casualty, the Property cannot reasonably be restored on or before the date which is six months prior to the Maturity Date to the same condition as existed immediately prior to such Casualty or before such day the Property is not in fact so restored, then Lessee shall exercise its Purchase Option with respect to the Property on the next Payment Date or irrevocably agree in writing to exercise the Maturity Date Purchase Option with respect to the Property, and in either such event such Casualty proceeds shall be paid to the Agent, which shall pay such funds to Lessee upon the closing of the purchase of the Property.

          15.2  Environmental Matters.  Promptly upon Lessee's actual knowledge
                ---------------------
of the presence of Hazardous Substances in any portion of the Property in concentrations and conditions that constitute an Environmental Violation, Lessee shall notify Lessor in writing of such condition. In the event of such Environmental Violation, Lessee shall, not later than sixty (60) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor and the Agent an Officer's Certificate and a Termination Notice with respect to the Property pursuant to Section 16.1, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake any response, clean up, remedial or other action necessary to remove, cleanup or remediate the Environmental Violation in accordance with the terms of Section 9.1. If Lessee does not deliver a Termination Notice with respect to the Property pursuant to
Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by an environmental consultant reasonably acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Laws.

          15.3  Notice of Environmental Matters.  Promptly, but in any event
                -------------------------------
within five (5) Business Days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any material pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with the Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within five (5) Business Days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Law in connection with the Property. Lessee shall also promptly provide such detailed reports of any such environmental claims as may reasonably be requested by Lessor and the Agent.

                                  ARTICLE XVI

          16.1  Termination upon Environmental Violation.  If an Environmental
                ----------------------------------------
Violation occurs or is discovered and Lessee shall have delivered to Lessor an Officer's Certificate stating that, in the reasonable, good-faith judgment of Lessee, the cost to remediate the same will exceed $5,000,000, then Lessee shall be obligated, within thirty (30) days after Lessee receives notice thereof, to deliver a written notice in the form described in Section 16.2(a) (a "Termination Notice") of the termination of this Lease.
- -------------------

          16.2  Procedures.  (a)  A Termination Notice shall contain:  (i)
                ----------
notice of termination of this Lease on a date not more than ninety (90) days after Lessor's receipt of such Termination Notice (the "Termination Date"); and
                                                        ----------------
(ii) a binding and irrevocable agreement of Lessee to pay the Termination Value and purchase the Property on such Termination Date.

          (b) On the Termination Date, Lessee shall pay to Lessor the Termination Value, plus all amounts owing in respect of Rent (including Supplemental Rent, other than the Maximum Residual Guarantee Amount) theretofore accruing and Lessor shall convey the Property to Lessee (or Lessee's designee) all in accordance with Section 19.1.


                                 ARTICLE XVII

          17.1  Lease Events of Default.  If any one or more of the following
                -----------------------
events (each a "Lease Event of Default") shall occur:
                ----------------------

          (a) Lessee shall fail to make payment of (i) any Basic Rent or any Supplemental Rent representing amounts owed under the Credit Agreement or the other Credit Documents within five (5) Business Days after the same has become due and payable or (ii) any Maximum Residual Guarantee Amount, Purchase Option Price or Termination Value after the same has become due and payable; or

          (b) Lessee shall fail to make payment of any other Supplemental Rent due and payable within five (5) Business Days after receipt of notice thereof; or

          (c) Lessee shall fail to maintain insurance as required by Article XIV of this Lease; or

          (d) Lessee shall fail to observe or perform any term, covenant or condition of Lessee under this Lease, the Participation Agreement or any other Operative Agreement to which it is a party (other than those set forth in Section 17.1(a), (b) or (c) hereof) or any representation or warranty by Lessee set forth in this Lease or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way, and such failure or misrepresentation or breach of warranty shall remain uncured for a period of five (5) Business Days after receipt of written notice thereof; or

          (e) Lessee shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for Lessee or the whole or a substantial part of its property within ninety (90) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

          (f) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against Lessee and not dismissed within ninety (90) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee, a receiver of Lessee or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof; or

          (g) a Credit Agreement Event of Default shall have occurred and be continuing after the expiration of any applicable cure periods granted to Lessee in the Participation Agreement; or

          (h) an event of default under the Revolving Credit Agreement shall have occurred and be continuing;

then, in any such event, Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee five (5) days notice of such termination, and this Lease shall terminate. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

          17.2  Surrender of Possession.  If a Lease Event of Default shall have
                -----------------------
occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Property and Lessee shall quit the same. Lessor may enter upon and repossess the Property by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Property. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law.

          17.3  Reletting.  If a Lease Event of Default shall have occurred and
                ---------
be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessor may, but shall be under no obligation to, relet all, or any portion, of the Property, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet the Property or for any failure to collect any rent due upon such reletting.

          17.4  Damages.  Neither (a) the termination of this Lease pursuant to
                -------
Section 17.1; (b) the repossession of the Property; nor (c) except to the extent required by applicable law, the failure of Lessor to relet all, or any portion, of the Property, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Basic Rent and other sums due and payable hereunder to and including the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to Section 17.1 and until the end of the Term or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, less the net proceeds, if any, which are actually received by Lessor with respect to the period in question of any reletting of the Property or any portion thereof; provided that Lessee's obligation to make payments of Basic Rent and
- --------
Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.5 or Section 17.6. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's, the Agent's and any Lenders' expenses in connection therewith, including repossession costs, brokerage commissions, fees and expenses for counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent.

          17.5  Acceleration of Rent.  If a Lease Event of Default shall have
                --------------------
occurred and be continuing, and this Lease shall not have been terminated pursuant to Section 17.1, and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor may upon written notice to Lessee accelerate all payments of Basic Rent due hereunder and, upon such acceleration, Lessee shall immediately pay Lessor, as and for final liquidated damages and in lieu of all current liquidated damages on account of such Lease Event of Default beyond the date of such acceleration (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the sum of (a) all Basic Rent (assuming interest at a rate per annum equal to the Overdue Rate), as applicable, due from the date of such acceleration until the end of the Term, plus (b) the Maximum Residual Guarantee
                                        ----
Amount that would be payable under Section 21.1(c) assuming the proceeds of the sale pursuant to such Section 21.1(c) are equal to zero, which sum is then discounted to present value at a rate equal to the rate then being paid on United States treasury securities with maturities corresponding to the then remaining Term. Following payment of such amount by Lessee, Lessee will be permitted to stay in possession of the

Property for the remainder of the Term, subject to the terms and conditions of this Lease, including the obligation to pay Supplemental Rent, provided that no further Lease Event of Default shall occur and be continuing, following which Lessor shall have all the rights and remedies set forth in this Article XVII (but not including those set forth in this Section 17.5). If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law.

          17.6  Final Liquidation Damages.  If a Lease Event of Default shall
                -------------------------
have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 11.1 of the Participation Agreement, and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the sum of (a) the Termination Value, plus (b) all other amounts owing in respect of Basic Rent and Supplemental Rent theretofore accruing under this Lease. Upon payment of the amount specified pursuant to the first sentence of this Section 17.6, Lessee shall be entitled to receive from Lessor, at Lessee's request and after payment by Lessee of all costs relating thereto, Lessor's entire interest in the Property, the Improvements, Fixtures and Modifications, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of all mortgages or deeds of trust (including the Deed of Trust) and any Lessor Liens. The Property shall be conveyed to Lessee (or Lessee's designee) "AS IS" and in its then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however,
                                                            --------  -------
Lessee shall not be entitled to receive an assignment or conveyance of all or any part of Lessor's interest in the Property, the Improvements, Fixtures and Modifications unless Lessee shall have paid in full the Termination Value.

          17.7  Waiver of Certain Rights.  If this Lease shall be terminated
                ------------------------
pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by law,
(a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article XVII.

          17.8  Assignment of Rights Under Contracts.  If a Lease Event of
                ------------------------------------
Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the construction, renovation, development, use or operation of the Property (including, without limitation, all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the construction renovation, and operation of the Property. Lessor agrees to reconvey its interest in each such agreement if Lessee pays the damages described in Section 17.5, 17.6 or if Lessee exercises its Purchase Option described in Section 17.10.

          17.9  Remedies Cumulative.  The remedies herein provided shall be
                -------------------
cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise.

          17.10 Lessee's Right to Purchase.  Notwithstanding any provision
                --------------------------
contained in this Lease or any other Operative Agreement, if a Lease Event of Default has occurred and is continuing and whether or not the Lease has been terminated in accordance with Section 17.1, Lessee shall have the right to exercise its Purchase Option with respect to the Property at any time prior to such time as a foreclosure upon the Property has been completed, and upon such purchase of the Property the foregoing provisions of this Article XVII shall cease to be in effect. In addition to the restrictions contained in the preceding sentence, if a Lease Event of Default has occurred and is continuing and Lessee thereafter has elected to exercise its Purchase Option, then Lessee shall close the purchase of the Property within 60 days of the exercise of the Purchase Option. The terms of this Section 17.10 shall survive the termination of the Lease. Notwithstanding anything to the contrary contained in this Section, in the event that (i) this Lease has terminated, (ii) Lessee has not exercised the Purchase Option, and (iii) Lessor has elected to reject a third party purchase proposal for less than the Limited Recourse Amount and retain the Property pursuant to Section 21.1(b), and if Lessor, thereafter, has received a bona fide offer of a third party purchaser to purchase the Property (prior to Lessee's exercise of the Purchase Option), which offer Lessor is willing to accept, then Lessor shall notify ("Lessor's Notice") Lessee in writing of such
                                   ---------------
third party purchaser's offer. Lessee shall then have a period of ten (10) Business Days from receipt of Lessor's Notice within which to exercise the Purchase Option and if Lessee fails to exercise the Purchase Option within said ten (10) Business Day period, Lessor may sell the Property to such third party purchaser. If Lessor sells the Property to such third party purchaser within one hundred (120) days after delivery of Lessor's Notice, as aforesaid, Lessee shall be deemed to have waived the Purchase Option. If Lessor fails to sell the Property to such third party purchaser within said one hundred (120) day period then, prior to selling the Property to a third party purchaser, Lessor must again comply with the terms of this Section.


                                 ARTICLE XVIII

          18.1  Lessor's Right to Cure Lessee's Lease Defaults.  Lessor, without
                ----------------------------------------------
waiving or releasing any obligation or Lease Event of Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain any insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon the Property for such purpose and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All out-of-pocket costs and expenses so incurred (including the fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand as Supplemental Rent.

                                  ARTICLE XIX

          19.1  Provisions Relating to Lessee's Termination of this Lease or
                ------------------------------------------------------------
Exercise of Purchase Option.  In connection with any termination of this Lease
- ---------------------------
pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option or Maturity Date Purchase Option, upon the date on which this Lease is to terminate or upon the Expiration Date, and upon tender by Lessee of the amounts set forth in Section 16.2(b), 17.6, 20.1 or 20.2, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment and conveyance of and Lessor's entire interest in the Property and Net Proceeds (which shall include an assignment of all of Lessor's right, title and interest in and to any Net Proceeds not previously received by Lessor), in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Deed of Trust and any Lessor Liens; and the Property shall be conveyed to Lessee "AS IS" and in then present physical condition.


                                  ARTICLE XX

          20.1  Purchase Option.  Lessee shall have the option (exercisable by
                ---------------
giving Lessor irrevocable written notice (the "Purchase Notice") of Lessee's
                                               ---------------
election to exercise such option not less than ten (10) days prior to the date of purchase pursuant to such option) to purchase the Property on the date specified in such Purchase Notice at a price equal to the Termination Value (the "Purchase Option Price") (which the parties do not intend to be a "bargain"
 ---------------------
purchase price). If Lessee exercises its option to purchase the Property pursuant to this Section 20.1 (the "Purchase Option"), Lessor shall transfer to
                                    ---------------
Lessee all of Lessor's right, title and interest in and to the Property in accordance with Section 19.1 as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price and all Rent through the date specified in the Purchase Notice.

          20.2  Maturity Date Purchase Option.  (a)  Subject to the terms of
                -----------------------------
Section 20.1, not less than twelve months prior to the Maturity Date, Lessee shall deliver to Lessor a written notice (the "Maturity Date Election Notice")
                                               -----------------------------
stating that either (i) Lessee has elected to exercise the Maturity Date Purchase Option, which notice shall be irrevocable, or (ii) Lessee has elected not to exercise the Maturity Date Purchase Option but, rather, will endeavor to sell the Property on behalf of Lessor and pay the Maximum Residual Guarantee Amount in accordance with Section 21.1(c). If Lessee does not give a Maturity Date Election Notice on or before the date twelve months prior to the Maturity Date, then on the date twelve months prior to the Maturity Date Lessee shall be deemed to have properly delivered a Purchase Notice obligating Lessee to purchase the Property on the Maturity Date. If Lessee has elected, or is deemed to have elected, to exercise the Maturity Date Purchase Option, then on the Maturity Date Lessee shall pay to Lessor an amount equal to the Termination Value for the Property (which the parties do not intend to be a "bargain" purchase) and, upon receipt of such amount plus all Rent and other amounts then due and payable under this Lease and any other Operative Agreement through the purchase date, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Property in accordance with Section 19.1.

          (b) Notwithstanding anything to the contrary contained in Section 20.2(a), Lessee may at any time prior to the expiration of the Term, exercise the Purchase Option by delivering to Lessor a Purchase Notice.


                                  ARTICLE XXI

          21.1 Sale Procedure.  (a)  At the expiration of the Term (unless
               --------------
Lessee shall have purchased the Property and paid the Purchase Option Price or otherwise terminated this Lease and paid Termination Value) Lessee shall (i) pay to Lessor the Maximum Residual Guarantee Amount (after application of the third party sale proceeds pursuant to Section 21.2), and (ii) sell the Property to one or more third parties for cash in accordance with Section 21.1(b).

          (b) During the Marketing Period, Lessee, on behalf of Lessor, shall use its best efforts to obtain bids for the cash purchase of the Property for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for the Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may request from time to time. Lessor may reject any and all bids by giving Lessee written notice to that effect; provided, however, that
                                                         --------  -------
notwithstanding the foregoing, Lessor may not reject a bid if such bid is greater than or equal to the sum of the Limited Recourse Amount and all costs and expenses referred to in Section 21.2(i) and is a bona fide offer by a third party purchaser who is not an Affiliate of Lessee. If the price which a prospective purchaser shall have offered to pay for the Property, and which offer Lessee has notified Lessor it desires to accept, is less than the sum of the Limited Recourse Amount and all costs and expenses referred to in Section 21.2(i), Lessor may elect to retain the Property by giving Lessee notice of Lessor's election to retain the Property within ten (10) Business Days' of receipt by Lessor of the proposed purchase proposal, and upon receipt of such notice, Lessee shall surrender the Property to Lessor pursuant to Section 10.1(c). Unless Lessor shall have elected to retain the Property pursuant to the preceding sentence, Lessor shall sell the Property attributable to it, without recourse or warranty, for cash to the purchaser or purchasers identified by Lessee or Lessor, as the case may be. Lessee shall surrender the Property so sold to the purchaser in the condition specified in Section 10.1.

          (c) Unless Lessee has purchased the Property and paid the Purchase Option Price or otherwise terminated this Lease and paid Termination Value, on the earlier of (i) date on which the Property is sold pursuant to Section 21.1(b) and (ii) the Maturity Date, Lessee shall pay to the Lessor the Maximum Residual Guarantee Amount as Supplemental Rent.

          21.2 Application of Proceeds of Sale.  Lessor shall apply the
               -------------------------------
proceeds of sale of the Property in the following order of priority:

               (i) FIRST, to pay or to reimburse Lessor for the payment of all
                   -----
     reasonable costs and expenses incurred by Lessor in connection with the sale; and

              (ii) SECOND, the balance shall be paid to the Agent to be applied
                   ------
     pursuant to the provisions of the Credit Agreement.


          21.3 Indemnity for Excessive Wear.  If the proceeds of the sale
               ----------------------------
     described in

Section 21.1(b) with respect to the Property, less all expenses incurred by Lessor in connection with such sale, shall be less than the Limited Recourse Amount at the time of such sale and if it shall have been determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Property shall have been impaired by greater than expected wear and tear during the Term, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement (i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

          21.4  Appraisal Procedure.  For determining the Fair Market Sales
                -------------------
Value of the Property or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Lessor
                                               -------------------
and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten (10) days from commencement of the Appraisal Procedure, and if they cannot agree within ten (10) days, then two qualified appraisers, one chosen by Lessee and one chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two appraisers cannot agree within twenty (20) days after both shall have been appointed, then a third appraiser shall be selected by the two appraisers or, failing agreement as to such third appraiser within thirty (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two shall be discarded and such average shall be binding on Lessor and Lessee; provided that if the highest appraisal
                                       --------
and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of all of the appraisers shall be paid by the Lessee.

          21.5  Certain Obligations Continue.  During the Marketing Period, the
                ----------------------------
obligation of Lessee to pay Rent (including the installment of Basic Rent due on the Maturity Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, the Maximum Residual Guarantee Amount, if any, the amount due under Section 21.3, if any, and all other amounts due to Lessor with respect to the Property. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXI.


                                 ARTICLE XXII

          22.1  Holding Over.  If Lessee shall for any reason remain in
                ------------
possession of the Property after the expiration or earlier termination of this Lease (unless the Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Property and Lessee shall continue to pay Basic Rent at an annual rate equal to the rate payable hereunder immediately preceding such expiration or earlier termination; provided, however,
                                                              --------  -------
that from and after the
sixtieth (60th) day Lessee shall remain in possession of the Property after such expiration or earlier termination, Lessee shall pay Basic Rent at an annual rate equal to one hundred and ten percent (110%) of the Basic Rent payable hereunder immediately preceding such expiration or earlier termination. Such Basic Rent shall be payable from time to time upon demand by Lessor. During any period of tenancy at sufferance, Lessee shall, subject to the second preceding sentence, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue its occupancy and use of the Property. Nothing contained in this Article XXII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to the Property (unless the Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of the Property or exercising any other remedy available to Lessor at law or in equity.


                                 ARTICLE XXIII

          23.1  Risk of Loss.    During the Term, unless Lessee shall not be in
                ------------
actual possession of the Property solely by reason of Lessor's exercise of its remedies of dispossession under Article XVII, the risk of loss of or decrease in the enjoyment and beneficial use of the Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.


                                 ARTICLE XXIV

          24.1  Subletting and Assignment.  Lessee may not assign this Lease or
                -------------------------
any of its rights or obligations hereunder in whole or in part. Lessee may, without the consent of Lessor, sublease the Property or a portion thereof to any Person. No sublease or other relinquishment of possession of the Property shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to the Property, or any portion thereof, so sublet. Any sublease of the Property shall be made subject to and subordinate to this Lease and to the rights of Lessor hereunder, and shall expressly provide for the surrender of the Property after termination or expiration of this Lease (unless the Property is conveyed to Lessee). Provided, with respect to the Sublease of a portion of the Property by Lessee to National Geographic, Lessor shall deliver a nondisturbance agreement to National Geographic in form and substance reasonably satisfactory to Lessor providing that so long as National Geographic is not in default under the Sublease that Lessor will not disturb National Geographic's use or occupancy of the Sublet premises notwithstanding a default hereunder by Lessee. All such subleases shall expressly provide for termination at or prior to the Expiration Date.

          24.2  Subleases.  Promptly following the execution and delivery of any
                ---------
sublease permitted by this Article XXIV, Lessee shall deliver a copy of such executed sublease to Lessor and the Agent.

                                  ARTICLE XXV

          25.1  Estoppel Certificates.  At any time and from time to time upon
                ---------------------
not less than twenty (20) days' prior request by Lessor or Lessee (the "Requesting Party"), the other party (whichever party shall have received such
- -----------------
request, the "Certifying Party") shall furnish to the Requesting Party (but in
              ----------------
the case of Lessor, as Certifying Party, not more than four times per year unless required to satisfy the requirements of any sublessees and only to the extent that the required information has been provided to Lessor by Lessee or the Agent) a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Basic Rent or Renewal Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this
Article XXV may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).


                                 ARTICLE XXVI

          26.1  No Waiver.  No failure by Lessor or Lessee to insist upon the
                ---------
strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.


                                 ARTICLE XXVII

          27.1  Acceptance of Surrender.  Except as otherwise expressly provided
                -----------------------
in this Lease, no surrender to Lessor of this Lease or of all or any portion of the Property or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and, prior to the payment or performance of all obligations under the Credit Documents, the Agent, and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.


                                ARTICLE XXVIII

          28.1  No Merger of Title.  There shall be no merger of this Lease or
                ------------------
of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part,
(a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee estate in the Property, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person, or (c) a beneficial interest in Lessor.


                                 ARTICLE XXIX

          29.1  Notices.  Unless otherwise specifically provided herein, all
                -------
notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing by nationally recognized courier service and any such notice shall become effective one Business Day after delivery to such nationally recognized courier service specifying overnight delivery and shall be directed to the address of such Person as indicated:

          If to Lessee:

                         Manor Care, Inc.
                         10750 Columbia Pike
                         Silver Spring, Maryland  20901
                         Attention:  General Counsel (Re: Real Estate)


          If to Lessor:

                         Wilmington Trust Company
                         Rodney Square North
                         1100 North Market Street
                         Wilmington, Delaware 19890-0001
                         Attention:  Corporate Trust Administration


          with a copy to the Agent:

                         Chemical Agent Bank Services
                         140 East 45th Street
                         New York, New York  10017
                         Attention:  Janet Belden

or such additional parties and/or other address as such party may hereafter designate.


                                  ARTICLE XXX

          30.1 Miscellaneous.  Anything contained in this Lease to the contrary
               -------------
notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of Lessee provided in this Lease, including any right or option described in Articles XV, XVI, XX or XXI, would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, Henry Ford, the deceased automobile manufacturer, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution and delivery of this Lease.

          30.2  Amendments and Modifications.  Neither this Lease nor any
                ----------------------------
provision hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by Lessor and Lessee.

          30.3  Successors and Assigns.  All the terms and provisions of this
                ----------------------
Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          30.4  Headings and Table of Contents.  The headings and table of
                ------------------------------
contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          30.5  Counterparts.  This Lease may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

          30.6  GOVERNING LAW.  THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED
                -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.

          30.7  Limitations on Recourse.  Except as expressly set forth in the
                -----------------------
Operative Agreements, Lessee agrees to look solely to Lessor's estate and interest in the Property, the proceeds of sale thereof, any insurance proceeds or any other award or any third party proceeds received by Lessor in connection with the Property for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor, the Owner Trustee, the Trust Company or any shareholder, owner or partner (direct or indirect) thereof, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee's remedies under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Property or any other liability of Lessor to Lessee; provided that nothing in this Section shall be construed to
                  --------
impair or limit the rights of Lessee against the Investor under the Operative Agreements. Nothing in this Section shall be interpreted so as to limit the terms of Section 6.1 or 6.2.

          30.8  Priority.  On and prior to the Maturity Date, the Deed of Trust
                --------
shall be subject and subordinate to this Lease and following the Maturity Date, the Deed of Trust shall be senior to this Lease without any further act by any Person.

          30.9  Reconfiguration Agreement.  Lessor and Lessee agree that any
                -------------------------
real property conveyed or reconveyed to Lessor pursuant to the terms of the Reconfiguration Agreement shall automatically become a part of the Property and any easements created for the benefit of the Property, whether created pursuant to the Reconfiguration Agreement or otherwise, shall also automatically become part of the Property.

          IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.


                                     MANOR CARE, INC.


                                     By: /s/ [SIGNATURE ILLEGIBLE]
                                         --------------------------------
                                         Name: [NAME ILLEGIBLE]
                                         Title: [TITLE ILLEGIBLE]


                                     THE GAITHERSBURG REALTY TRUST


                                     By: WILMINGTON TRUST COMPANY, not
                                     individually but solely as Owner Trustee


                                     By: /S/ Donald G. MacKelcan
                                         --------------------------------
                                         Name: Donald G. MacKelcan
                                         Title: Senior Financial Service Officer



          Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on this 30th day of August, 1995.


                                     CHEMICAL BANK, as the Agent for the Lenders



                                     By: __________________________________
                                         Name:
                                         Title:

                                                                         Annex A
                                                                         -------


                        RULES OF USAGE AND DEFINITIONS


                                Rules of Usage
                                --------------

          The following rules of usage shall apply to this Annex A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

          (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

          (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

          (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

          (d) References to any Person shall include such Person, its successors and permitted assigns and transferees.

          (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended or supplemented from time to time in accordance with the applicable provisions thereof.

          (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

          (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

          (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general
                 ------- -------
     statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

          (i) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

                                  Definitions
                                  -----------


          "ABR" shall mean, for any day, a rate per annum (rounded upwards,
           ---
     if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of
                                           ----------
     interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City: each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of (a) the
                              ------------
     product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the C/D Assessment Rate. "Three-Mont Secondary CD Rate" shall mean, for any day the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business day, the average of the secondary market quotations for three month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from the New York City negotiable certificate of deposit dealers of recognized national standing selected by it. "Federal Funds Effective Rate" shall mean, for any
                               ----------------------------
     day, the weighted average of the rates on overnight Federal funds transaction with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized national standing selected by it. If for any reason the Agent shall have determined that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason,including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clauses (b) or (c) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans" shall mean Loans the rate of interest applicable to which
           ---------
     is based upon the ABR.

          "Acceleration" shall have the meaning defined in Section 6 of the
           ------------
     Credit Agreement.

          "Account" shall have the meaning defined in Section 8.1(a) of the
           -------
     Credit Agreement.

          "Administration Questionnaire" shall mean an Administrative
           ----------------------------
     Questionnaire in the form of Exhibit D to the Credit Agreement.

          "Advance" shall mean a borrowing by the Lesser under the Credit
           -------
     Agreement.

          "Affiliate" shall mean, when used with respect to a specified person,
           ---------
     another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          "After Tax Basis" shall mean, with respect to any payment to be
           ---------------
     received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of the payment of the indemnified amount) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

          "Agent" shall mean Chemical Bank, together with its affiliates, as the
           -----
     arranger of the Commitments and as the agent for the Lenders under the Credit Agreement and the other Operative Agreement.

                                                                               4
          "Applicable Margin" shall mean as to any Loan, the application number
           -----------------
     of basis points per annum set forth below based upon the Applicable Rating Category, as follows:

          Applicable Rating
              Category                  Eurodollar Rate
          -----------------             ---------------
                  Category 1                     35.00
                  Category 2                     40.00
                  Category 3                     45.00
                  Category 4                     50.00
                  Category 5                     62.50
                  Category 6                     75.00

     Any change in the Applicable Margin shall be effective as of the date on which the Applicable Rating Category changes.

          "Applicable Rating Category" shall at any time shall be determined as
           --------------------------
     set forth below based upon the Lessee's senior unsecured long-term debt ratings by S&P and Moody's (or, if S&P or Moody's does not establish a rating for the Lessee's senior unsecured long-term debt, the rating (implied or otherwise) established by such agency for the Lessee's general senior long-term debt).

     S&P/Moody's Ratings                        Applicable Rating Category
     -------------------                        --------------------------
          A-/A3 or higher                                 Category 1
          BBB+/Baa1                                       Category 2
          BBB/Baa2                                        Category 3
          BBB-/Baa3                                       Category 4
          BBB-/Ba1                                        Category 5
          BB/Ba2 or lower                                 Category 6

     For purposes of the foregoing, (i) if no rating (implied or otherwise) for the Lessee's general senior long-term debt shall be available from either rating agency, such rating agency shall be deemed to have established a rating of BB/Ba2 or lower, (ii) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Rating Category shall be based upon the lower of
     (A) the higher of the two ratings and (B) the rating two Categories above the lower of the two ratings, (iii) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change, and (iv) if there shall be no outstanding general senior long-term debt of the Lessee and no rating (implied or otherwise) for such debt, the Lessee and the Agent shall enter into negotiations to determine the Applicable Rating Category, and pending agreement on another Applicable Rating Category the Applicable Rating Category most recently in effect shall be deemed to continue in effect. Each such change shall take effect on the effective date of such change and shall end on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change prior to the Maturity Date, the Lessee and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system, and pending agreement on another Applicable Rating Category the Applicable Rating Category most recently in effect shall be deemed to continue in effect.

          "Appraisal" shall mean the appraisal, prepared by Peter A. Maholt,
           ---------
     MAI, of the Property which in the judgement of counsel to the Agent, as of the Closing Date, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereof, and all other applicable Legal Requirements.

          "Appraisal Procedure" shall have the meaning given such term in
           -------------------
     Section 21.4 of the Lease.

          "Appurtenant Rights" shall mean (i) all agreements, easements, rights
           ------------------
     of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements, including, without limitation, the use of any streets, ways, alleys, vaults or strips of Land adjoining, abutting, adjacent or contiguous to the Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to the Land.

          "Assignment of Lease" shall have the meaning specified in Section 1 of
           -------------------
     the Participation Agreement.

          "Bankruptcy Code" shall have the meaning defined in Section 6(h) of
           ---------------
     the Credit Agreement.

          "Basic Rent" shall mean, the sum of (i) the Tranche A Basic Rent, (ii)
           ----------
     the Tranche B Basic Rent and (iii) the Investor Yield, calculated as of the applicable date on which Basic Rent is due.

          "Basic Term" shall mean the period commencing on August 30, 1995 and
           ----------
     ending on August 29, 2002.

          "Benefitted Lender" shall have the meaning defined in Section 9.6(a)
           -----------------
     of the Credit Agreement.

          "Board" shall mean the Board of Governors of the Federal Reserve
           -----
     System of the United States (or any successor).

          "Building" shall mean the collective reference to the (i) 400,000
           --------
     square feet office building and (ii) 200,000 square foot warehouse each located on the Land.

          "Business Day" shall mean any day (other than a day which is a
           ------------
     Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that when used
                                             --------  -------
     in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Lease" shall mean, as applied to any Person, any lease of any
           -------------
     property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under
           -----------------------------
     Capital Leases of any Person, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Casualty" shall mean any damage or destruction of all or any portion
           --------
     of the Property.

          "C/D Assessment Rate" shall mean for any date the annual rate (rounded
           -------------------
     upwards, if necessary, to the next 1/100 of 1%) identified by the Agent (or, if need be, reasonably estimated by the Agent) as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices.

          "CERCLA" shall mean the Comprehensive Environmental Response,
           ------
     Compensation, and Liability Act of-1980, 42 U.S.C. (S)(S) 9601 et seq., as
                                                                -- ---
     amended by the Superfund Amendments and Reauthorization Act of 1986.

          "Certifying Party" shall have the meaning specified in Section 25.1 of
           ----------------
     the Lease.

          "Claims" shall mean any and all actions, suits, penalties, claims and
           ------
     demands and reasonable out-of-pocket liabilities, losses, costs and expenses (including, without limitation, reasonable attorney's fees and expenses) of any nature whatsoever, but excluding the fees of counsel to the Agent and the Investor and one-half of the disbursements and other charges of counsel to the Agent and the disbursements of the Lenders.

          "Closing Date" shall have the meaning specified in Section 4.1 of the
           ------------
     Participation Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from
           ----
     time to time, or any successor statute thereto.

          "Collateral" shall mean all assets of the Lessor, now owned or
           ----------
     hereafter acquired, upon which a Lien is purported to be created by the Security Documents.

          "Commitment" shall mean, as to any Lender, the obligation of such
           ----------
     Lender to make Loans to the Lessor under the Credit Agreement in principal amount equal to the amount set forth opposite such Lender's name on
     Schedule 1.1 of the Credit Agreement.

          "Commitment Percentage" shall mean, as to any Lender at any time, the
           ---------------------
     percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Condemnation" shall mean any taking or sale of the use, access,
           ------------
     occupancy, casement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual eminent domain proceeding or taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in a change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

          "Consent to Assignment" shall have the meaning specified in Section 1
           ---------------------
     of the Participation Agreement.

          "Contingent Obligations" shall mean, as to any Person, any obligation
           ----------------------
     of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other monetary obligations ("primary obligations") of any other Person (the
                                  -------------------
     "primary obligor") in any manner, whether directly or indirectly,
      ---------------
     including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment on any such primary obligation or
     (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless to owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation
                         --------  -------
     shall not include (x) endorsements of instruments for deposit of collection in the ordinary course of business or (y) guarantees made by a Person of the obligations of a Subsidiary of Affiliates of such Person which do not constitute Indebtedness of such Subsidiary of Affiliate and are incurred in the ordinary course of business of such Subsidiary or Affiliate. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith .

          "Control" shall mean (including the correlative meanings of the terms
           -------
     "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Credit Agreement" shall mean the Credit Agreement, dated as of the
           ----------------
     Closing Date, among the Lessor, the Agent and the Lenders.

          "Credit Agreement Default" shall mean any event or condition which,
           ------------------------
     with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

          "Credit Agreement Event of Default" shall mean any event or condition
           ---------------------------------
     defined as an event of Default" in Section 6 of the Credit Agreement.

          "Credit Documents" shall mean the Credit Agreement, the Notes the
           ----------------
     Guarantee and the Security Documents.

          "Deed" shall mean the special warranty deed delivered by The National
           ----
     Geographic Society to the Lessor with respect to the Property in accordance with the terms and conditions of the Purchase Agreement dated July 11, 1995 between the Lessee and National Geographic Society.

          "Deed of Trust" shall mean shall mean the Deed of Trust, dated as of
           -------------
     the Closing Date, made by the Lessor in favor of the Agent for the benefit of the Lenders, and in substantially the form of Exhibit A to Participation Agreement, which secures the obligations of the Lessor under the Notes.

          "Default" shall mean any event or condition which, with the lapse of
           -------
     time or the giving of notice, or both, would constitute an Event of Default.

          "Dollars" and "$" shall mean dollars in lawful currency of the United
           -------       -
     States of America.

          "Effective Date" shall mean August 30, 1995.
           --------------

          "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan
           ---------------------
     (within the meaning of Section 3(3) of ERISA, including any multiemployer plan (within the meaning of Section 3(37)(A) of ERISA)), or any "plan" as defined in Section 4975(e)(I) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on the Closing Date.

          "Environmental Audit" shall mean the environmental audit of the
           -------------------
     Property dated June 1995 and prepared by CRC Environmental Risk Management, Inc.

          "Environmental Law" shall mean, whenever enacted or promulgated, and
           -----------------
     federal, state, county or local law, statue, ordinance, rule, regulation, license, permit, authorization, approval, covenant, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority applicable to the Property:

               (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

               (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release.

          transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity,

     in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq.:
                                                                        -- ---
     the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.: the
                                                                 -- ---
     Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.: the National Environmental
                                          -- ---
     Policy Act, 42 U.S.C. (S) 4321; the Refuse Act, 33 U.S.C. (S)(S) 401 et
                                                                          --
     seq.: the Hazardous Materials Transportation Act of 1975, 49 U.S.C. 1801-
     ---
     1812; the Toxic Substances Control Act, 15 U.S.C.  2601 et seq.: the
                                                             -- ---
     Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S)(S) 136 et
                                                                              --
     seq.: the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300 f et seq.: and the
     ---                                                       -- ---
     Occupational Safety and Health Act of 1970, and their state and local counterparts or equivalents.

          "Environmental Violation" shall mean any activity, occurrence or
           -----------------------
     condition that violates or results in non-compliance with any Environmental Law.

          "Equipment" shall mean equipment, apparatus, furnishings, fittings and
           ---------
     personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by using the proceeds of the Loans or the Investor Contribution by the Lessee and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, christmas decorations, bidets, toilets, carpets, rugs, storm doors and windows, shelving, furniture and furnishings, heating, electrical, and mechanical equipment lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended.

          "ERISA Affiliate" shall mean each entity required to be aggregated
           ---------------
     with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

          "Eurocurrency Reserve Requirements" shall mean for any day as applied
           ---------------------------------
     to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate" shall mean, with respect to each day during
           --------------------
     each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chemical Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans" shall mean Loans the rate of interest applicable to
           ----------------
     which is based upon the Eurodollar Rate.

          "Eurodollar Rate" shall mean, with respect to each day during each
           ---------------
     Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                   ----------------------------------------
                   1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche" shall mean the collective reference to Eurodollar
           ------------------
     Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default" shall mean a Lease Event of Default or a Credit
           ----------------
     Agreement Event of Default.

          "Excepted Payments" shall mean:
           -----------------

          (a) all indemnity payments (including indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which any Indemnified Person is entitled;

          (b) any amounts (other than Basic Rent, Termination Value, or Purchase Option Price) payable under any Operative Agreement to reimburse the Owner Trustee, the Trust Company, the Investor, or any of their respective Affiliates (including the reasonable expenses of the Owner Trustee and the Investor incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

          (c) any amount payable to the Investor by any transferee of the interest of the Investor as the purchase price of the Investor's interest in the Trust Estate (or a portion thereof);

          (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability and title policies other than such proceeds or payments payable to the Lessee or the Agent;

          (e) any insurance proceeds under policies maintained by the Owner Trustee or the Investor;

          (f) Transaction Expenses or other amounts or expenses paid or payable to or for the benefit of the Owner Trustee, the Trust Company or the Investor;

          (g) all right, title and interest of the Investor or the Owner Trustee to the Property, any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Deed of Trust and the Assignment of Lease Pursuant to terms thereof and not otherwise purchased by the Lessee or a third party pursuant to the terms of the Lease;

          (h) all payments in respect of the Investor Contribution and the Investor Yield;

          (i) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (h) above; and

          (j) any rights of the Investor or the Owner Trustee to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts.

          "Excepted Rights" shall mean the rights retained by the Owner Trustee
           ---------------
     pursuant to Section 8.3(a)(i) of the Credit Agreement and all right, title and interest of Owner Trustee in the Shared Rights.

          "Exculpated Persons" shall have the meaning defined in Section 9.14 of
           ------------------
     the Credit Agreement.

          "Expiration Date" shall mean the final day of the Term.
           ---------------

          "Facility" shall mean a facility used for the treatment, storage or
           --------
     disposal of Hazardous Substances.

          "Fair Market Sales Value" shall mean the amount, which in any event
           -----------------------
     shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of the Property. Fair Market Sales Value shall be determined based on the assumption that, except for purposes of Section 21.3 of the Lease, the Property is in the condition and state of repair required under Section 10.1 of the Lease and that the Lessee is in compliance with the other requirements of the Operative Agreements.

          "Fixtures" shall have the meaning specified in Section 2.1(d) of the
           --------
     Lease.

          "GAAP" shall mean United States generally accepted accounting
           ----
     principles (including principles of consolidation), in effect from time to time, consistently applied.

          "Governmental Action" shall mean all permits, authorizations,
           -------------------
     registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of the Property.

          "Governmental Authority" shall mean any Federal, state, county,
           ----------------------
     municipal or other local governmental authority or judicial or regulatory agency, board, body, commission, instrumentality, court or quasi-governmental authority.

          "Guarantee" shall mean the guarantee to be executed and delivered by
           ---------
     the Guarantors, substantially in the form of Exhibit B to the Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantors" shall mean the collective reference to Manor Care, Inc.,
           ----------
     Manor Healthcare Corp., Choice Hotels International, Inc., Quality Hotels Europe, Inc., Four Seasons Nursing Centers, Inc. MNR Financial Corp. and Boulevard Motel Corp.

          "Hazardous Activity" shall mean any activity, process, procedure or
           ------------------
     undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance, (ii) causes or results in the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life); (iii) involves the containment or storage of any Hazardous Substance, or (iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

          "Hazardous Condition" shall mean any condition that violates or that
           -------------------
     results in noncompliance with any Environmental Law.

          "Hazardous Substance" shall mean any of the following: (i) any
           -------------------
     petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; or
     (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

          "Impositions" shall mean, except to the extent described in the
           -----------
     following sentence, any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") (including (i) real and personal
                                   -----
     property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term), and in each case all interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Federal, state, city, county or local authority upon or with respect to (a) the Property or any part thereof or interest therein; (b) the financing, refinancing, demolition, construction, renovation, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of the Property or any part thereof or interest therein; (c) the Notes or other indebtedness with respect to the Property or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein during the Term; (e) the Operative Agreements or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (g) the issuance of the Notes; or (i) otherwise in connection with the transactions contemplated by the Operative Agreements.

          The term "Imposition" shall not mean or include:

          (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Tax Indemnitee by the United States federal government that are based on or measured by the gross or net income (including taxes based on capital gains and minimum taxes) or any replacement of net income tax of such Person; provided that this clause (i)
                                                   --------
     shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

          (ii) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the gross or net income or gross or net receipts from rental (including any minimum taxes, withholding taxes or taxes on or measured by capital, net worth, excess profits or items of tax preference or taxes that are capital stock, franchise or doing business taxes); provided that this
                                                        --------
     clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

          (iii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of the Lease (but not any Tax or imposition that relates to any period prior to the termination of the Lease);

          (iv) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of the Participation Agreement;

          (v) any interest or penalties imposed on a Tax Indemnitee as a result of the failure of such Tax Indemnitee to file any return or report timely and in the form prescribed by law or to pay any Tax or imposition; provided
                                                                        --------
     that this clause (v) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 11.2(g) of the Participation Agreement or (y) to any such interest or penalties that result from such Tax Indemnitee's complying with the reporting procedures set forth in Section 11.2(d) of the Participation Agreement;

          (vi) any Taxes or impositions imposed on the Lessor that are a result of the Lessor not being considered a "United States person" as defined in Section 7701(a)(30) of the code;

          (vii) any Taxes or impositions that are enacted or adopted as a substitute for any Tax that would not have been indemnified against pursuant to the terms of Section 11.1 of the Participation Agreement;

          (viii) any Taxes which are imposed on a Tax Indemnitee as a result of a breach of a convenant or representation by such Tax Indemnitee in any Operative Agreement (unless caused by the Lessee's breach of its representations, warranties and convenants) or is a result of the gross negligence or willful misconduct imputed of such Tax Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Tax Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Tax Indemnitee), but not Taxes imposed as a result of ordinary negligence of such Tax Indemnitee;

          (ix) any Taxes or impositions to the extent that such Taxes are actually reimbursed to the Lessor by another Person other than an Affiliate of the Lessor;

          (x) any Taxes or impositions imposed upon the Lessor with respect to any voluntary transfer, sale, financing or other voluntary disposition by the Lessor (other than a transfer contemplated and permitted by the Operative Agreements, including any transfer in connection with (1)the exercise by the Lessee of its Purchase Option, (2) the occurence of a Lease Event of Default or a Credit Agreement Event of Default (to the extent arising from a Lease Event of Default), or (3) a Casualty or Condemnation affecting the Property) of any interest in the Property or any interest in, or created pursuant to, the Operative Agreements) or any voluntary transfer of any interest in the Lessor (other than in connection with the existence of a Lease Event of Default or a Credit Agreement Event of Default (to the extent arising from a Lease of Default) or any involuntary transfer of any of the foregoing interests resulting from the bankruptcy or insolvency of the Lessor (other than in connection with the existence of a Lease Event of Default or a Credit Agreement Event of Default arising from a Lease Event of Default);

          (xi)   any gift, inheritance, franchise or estate Taxes;

          (xii) any Taxes or impositions imposed on a Tax Indemnitee, to the extent such Tax Indemnitee actually receives a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Operative

     Agreements (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

          (xiii) any Tax or imposition to the extent that such Tax or imposition is imposed on a Tax Indemnitee in respect of a transaction or business in the jurisdiction imposing such Tax other than the transactions arising out of the Operative Agreements; or

          (xiv) any Tax or imposition imposed on a direct or indirect transferee, successor or assign of the Lesser to the extent of the excess of such Taxes over the amount of such Taxes that would have been imposed had there not been a transfer by the original Lessor of an interest arising under the Operative Agreement; provided that there shall not be excluded
                                    --------
     under this clause

          (xiv) any such Tax or imposition if such direct or indirect transferee, successor or assign of the Lessor acquired its interest as a result of a transfer in connection with a Lease Event of Default or a Credit Agreement Event of Default (to the extent arising from a Lease Event of Default); provided, further, that there shall not be excluded under this
                  --------  -------
     clause (xiv) any amount necessary to make any payment on an After Tax Basis; or

          (xv) any Tax or imposition imposed as a result of any fees paid to the Trust Company, the Owner Trustee, the Agent, the Lenders or the Investor in connection with the transactions contemplated by the Operative Agreements.

     Any Tax or imposition excluded from the defined term "Imposition" in any one of the foregoing clauses (i) through (xv) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

               "Impositions Indemnitee" shall mean each Person entitled to
                ----------------------
     indemnification under Section 11 of the Participation Agreement.

          "Improvements" shall mean all buildings, structures, Fixtures,
           ------------
     Equipment, and other improvements of every kind existing at any time and from time to time on or under the Land, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all additions to or changes in the Improvements at any time.

          "Indebtedness" shall mean as to any Person, (a) all indebtedness of
           ------------
     such Person for borrowed money, (b) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (d) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (e) all Capitalized lease Obligations of such Person, (f) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, e.g., take-or-pay and similar obligations, (g) all obligations
                  ---
     of such Person under Interest Rate Agreements, and (h) without duplication, all Contingent Obligations of such Person, provided that Indebtedness shall
                                                --------
     not include trade payables and accrued expenses relating to employees, in each case arising in the ordinary course of business.

          "Indemnified Person" shall mean the Owner Trustee, in its individual
           ------------------
     and its, trust capacity, the Agent, the Investor, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

          "Insurance Requirements" shall mean all terms and conditions of any
           ----------------------
     insurance policy required by the Lease to be maintained by the Lessee and all requirements of the issuer of any such policy.

          "Investment Company Act" shall mean the Investment Company Act of
           ----------------------
     1940, as amended, together with the rules and regulations promulgated thereunder.

          "Insolvent" shall mean, with respect to any Multiemployer Plan, the
           ---------
     condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Interest Period" shall mean (a) as to any Eurodollar Loan, the period
           ---------------
     commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Lessor may elect, and (b) as to any ABR Loan, the period commencing on the date of such borrowing and ending on the date 90 days thereafter or, if earlier, on the Maturity Date or the date of prepayment of such borrowing; provided, however, that if any Interest Period would end on a day other
     --------  -------
     than a Business Day, such Interest Period shall de extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "Interest Rate Agreement" shall mean any interest rate swap agreement,
           -----------------------
     interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates.

          "Investor" shall mean Sumitomo Bank Leasing and Finance, Inc., a
           --------
     Delaware corporation.

          "Investor Contribution" shall mean $907,500.
           ---------------------

          "Investor Yield" shall mean an amount, as of any Payment Date,
           --------------
     sufficient to provide the Investor with an annual pre-tax yield on the Investor Contribution of 200 basis point in excess of the weighted average Eurodollar Rate payable to the Lenders on the outstanding Eurodollar Loans.

          "Land" shall mean the land described on Schedule A to the Deed of
           ----
     Trust and all Appurtenant Rights attached thereto.

          "Lease" shall mean the Lease, dated as of the Closing Date, between
           -----
     the Lessor and the Lessee.

          "Lease Default" shall mean any event or condition which, with the
           -------------
     lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

          "Lease Event of Default" shall have the meaning given to such term in
           ----------------------
     Section 17.1 of the Lease.

          "Legal Requirements" shall mean all Federal, state, county, municipal
           ------------------
     and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Property or the demolition, construction, renovation, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. (S) 12101 et. seq, and any other similar Federal, state or local laws or
           --  ---
     ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section
     12.2 of the Lease.

          "Lender Financing Statements" shall mean UCC financing statements
           ---------------------------
     appropriately completed and executed for filing in the office of the State Department of Assessments and Taxation of the State of Maryland and in the Land Records for Montgomery County in order to perfect a security interest in favor of the Agent in the Equipment located on the Property.

                                                                              20
          "Lenders" shall mean the several banks and other financial
           -------
     institutions from time to time party to the Credit Agreement.

          "Lessee" shall mean Manor Care, Inc., a Delaware corporation, as
           ------
     lessee under the Lease.

          "Lessor" shall mean The Gaithersburg Realty Trust, a Delaware business
           ------
     trust.

          "Lessor Financing Statements" shall mean UCC financing statements
           ---------------------------
     appropriately completed and executed for filing in the office of the Secretary of State of the State of Maryland and in the office of the County Clerk for Montgomery County in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

          "Lessor Lien" shall mean any Lien, true lease or sublease or
           -----------
     disposition of title arising as a result of (a) any claim against the Lessor or the Trust Company, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or the Trust Company, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company, pursuant to the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Property, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of the Property by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed
           ----
     of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party (excluding rights of first refusal) with respect to such securities.

          "Limited Recourse Amount" shall mean, at any time, the amount equal to
           -----------------------
     the sum of (i) the then outstanding principal amount of the Tranche B Loans, (ii) all accrued interest on the Tranche B Loans and all other amounts owing under the Credit Agreement on account of the Tranche B Loans,
     (iii) the Investor Contribution and (iv) all accrued amounts due on account of the Investor Yield and all other amounts owing to the Investor under the Operative Agreements.

          "Loans" shall have the meaning specified in Section 2.1(a) of the
           -----
     Credit Agreement.

          "Marketing Period" shall mean, if the Lessee has not given the
           ----------------
     Maturity Date Election Notice in accordance with Section 20.2 of the Lease, the period commencing on the date twelve months prior to the Maturity Date and ending on the Maturity Date.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
     business, assets, property or condition, financial or otherwise, of the Lessee and its Subsidiaries taken as a whole.

          "Maturity Date" the day preceding seventh anniversary of the Effective
           -------------
     Date.

          "Maturity Date Election Notice" shall have the meaning specified in
           -----------------------------
     Section 20.2 of the Lease.

          "Maturity Date Purchase Option" shall mean the Lessee's Purchase
           -----------------------------
     Option to purchase the property on the Maturity Date in accordance with
     Section 20.2 of the Lease.

          "Maximum Residual Guarantee Amount" shall mean an amount equal to the
           ---------------------------------
     then outstanding principal amount of the Tranche A Loans.

          "Modifications" shall have the meaning specified in Section 11.1(a) of
           -------------
     the Lease.

          "Moody's" shall mean Moody's Investors Services, Inc.
           -------

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan
           ------------------
     as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" shall mean all amounts paid in connection with any
           ------------
     Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all reasonable costs and expenses in connection therewith for which the Agent or Lessor are entitled to be reimbursed pursuant to the lease.

          "Net Sale Proceeds Shortfall" shall mean the amount by which the
           ---------------------------
     proceeds of a sale described in Section 21.1 of the Lease (net of all expenses of sale) are less than the then outstanding principal amount of the Tranche B Loans if it has been determined that the Fair Market Sales value of the Property at the expiration of the term of the Lease has been impaired by greater than expected wear and tear during the term of the Lease.

          "Notes" shall mean the collective reference to the Tranche A Notes and
           -----
     the Tranche B Notes.

          "Obligations" shall mean the collective reference to the unpaid
           -----------
     principal of and interest on the Notes and all other obligations and liabilities of the Lessor to the Agent or the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Lessor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement or the Notes, whether on account of principal interest or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Lessor pursuant to the terms of the Credit Agreement).

          "Officer's Certificate" shall mean a certificate signed by any
           ---------------------
     individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

          "Operative Agreement" shall mean the following:
           -------------------

          (a)       the Participation Agreement;
          (b)       the Notes;
          (c)       the Lease;
          (d)       the Assignment of Lease;
          (e)       the Consent to Assignments;
          (f)       the Credit Agreement;
          (g)       the Deed of Trust;
          (h)       the UCC Financing Statements;
          (i)       the Guarantee; and
          (j)       the Trust Agreement.

          "Other Taxes" shall have the meaning specified in Section 2.12(b) of
           -----------
     the Credit Agreement.

          "Overdue Interest" shall mean any interest payable pursuant to Section
           ----------------
     2.7(c) of the Credit Agreement.

          "Overdue Rate" shall mean (i) with respect to Tranche A Basic Rent,
           ------------
     Tranche B Basic Rent and any other amount owed under or with respect to the Credit Agreement

                                                                              23
     or the Security Documents, the rate specified in Section 2.7(c) of the Credit Agreement, (ii) with respect to Investor Yield and the Investor Contribution 2% in excess of the Investor Yield then in effect and (iii) with respect to any other amount, the amount referred to in clause (y) of
     Section 2.7 (c) of the Credit Agreement.

          "Owner Trustee" shall mean Wilmington Trust Company, not in its
           -------------
     individual capacity except as expressly stated in the Trust Agreement, but solely as Owner Trustee under the Trust Agreement and any sucessor or replacement Owner Trustee expressly permitted under the Trust Agreement.

          "Participation Agreement" shall mean the Participation Agreement,
           -----------------------
     dated as of the Closing Date, among the Lessee, the Lessor, the Investor, the Agent and the Lenders.

          "Payment Date" shall mean each Scheduled Interest Payment Date and any
           ------------
     other date on which a payment is otherwise due under the terms of the Credit Agreement or if all amounts due under the Credit Agreement have been paid in full and the Credit Agreement has been terminated, the first Business Day of each calendar month during the Term.

          "Permitted Exceptions" shall mean: (i) Liens of the types described in
           --------------------
     clauses (i), (ii), (v) and (viii) of the definition of Permitted Liens;
     (ii) Liens for Taxes not yet due; and (iii) all non-monetary encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, materially impair the use of the Property for its intended purpose.

          "Permitted Liens" shall mean:(i) the respective rights and interests
           ---------------
     of the parties to the Operative Agreements as provided in the Operative Agreements, (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease; (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 11.2 of the Participation Agreement ;(iv) Liens arising by operation of Law, materialmen's mechanics', workmen's repairmen's, employees', carriers', warehousemen's and other like Liens in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than 30 days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 11.2(g) of the Participation Agreement; (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;
     (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 11.2 of the Participation Agreement:
     (vii) Permitted Exceptions: and (viii) easements, rights of way and other encumbrances on title to real property pursuant to Section 12.2 of the Lease.

          "Person" shall mean any individual, corporation, partnership, joint
           ------
     venture, association, joint-stock company, limited liability company, trust, unincorporated organization, governmental authority or any other entity.

          "Project Costs" shall mean all costs and expenses incurred by the
           -------------
     Lessee or otherwise expended in connection with the acquisition of the property, the demolition of any existing Improvements, the construction and renovation of the Property, any relocation and moving expenses associated with the acquisition of the Property and any other expenses reasonably related to the acquisition, construction, use and equipping of the Property.

          "Property" shall have the meaning given to such term in Section 2.1 of
           --------
     the Lease.

          "Purchase Notice" shall have the meaning given to such term in Section
           ---------------
     20.1 of the Lease.

          "Purchase Option" shall have the meaning given to such term in Section
           ---------------
     20.1 of the Lease.

          "Purchase Option Price" shall have the meaning given to such term in
           ---------------------
     Section 20.1 of the Lease.

          "Reconfiguration Agreement" shall mean the Agreement to Adjust
           -------------------------
     Property Configuration dated as of August 30, 1995 among Lessor, Gaithersburg Community Associates, L.L.C. and National Geographic Society and recorded or intended to be recorded among the land Records of Montgomery County, Maryland.

          "Register" shall have the meaning defined in Section 9.5(d) of the
           --------
     Credit Agreement.

          "Required Lenders" shall mean, at any time, Lenders the Commitment
           ----------------
     Percentages of which aggregate at least 51%.

          "Release" shall mean any release, pumping, pouring, emptying,
           -------
     injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge or emission of a Hazardous Substance.

          "Rent" shall mean, collectively, the Basic Rent and the Supplemental
           ----
     Rent, in each case payable under the Lease.

          "Requesting Party" shall have the meaning specified in Section 25.1 of
           ----------------
     the Lease.

          "Requirement of Law" shall mean, as to any Person, the Certificate of
           ------------------
     Incorporation, By-Laws, Articles of Association or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Revolving Credit Agreement" shall mean the Competitive Advance and
           --------------------------
     Multi-Currency Revolving Credit Facility Agreement, dated as of November 30, 1994 among Chemical Bank and Nationsbank, as agent, the Guarantors, the guarantors named therein and the lenders named therein, as amended, modified or supplement from time to time.

          "Scheduled Interest Payment Date" shall mean (a) as to any ABR Loan,
           -------------------------------
     the last day of each March, June, September and December to occur while such Loan is outstanding and the Maturity Date, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period and, in addition, in each case the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
     together with the rules and regulations promulgated thereunder.

          "Security Documents" shall mean the collective reference to the Deed
           ------------------
     of Trust and the Assignment of Lease and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

          "Shared Rights" shall mean the rights retained by the Lessor, but not
           -------------
     to the exclusion of the Agent, pursuant to section 8.3(a)(ii) of the Credit Agreement.

          "Single Employer Plan" any Plan which is covered by Title IV or
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw
           ---
     Hill, Inc.

          "Specified Interest Payment Date" shall mean (a) any Scheduled
           -------------------------------
     Interest Payment Dated and (b) any date on which interest is payable pursuant to Section 2.7(d)(ii) of the Credit Agreement in connection with any prepayment of the Loans.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal),
           ------------------
     the numerator or which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to the applicable Interest Period. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subsidiary" shall mean, with respect to any person (herein referred
           ----------
     to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more the 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Supplemented Amounts" shall have the meaning defined in Section 9.14
           --------------------
     of the Credit Agreement.

          "Supplemental Rent" shall mean all mounts, liabilities and obligations
           -----------------
     (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or any other Person under the Lease or under any of the other Operative Agreements (other than the Guarantee made by the Guarantors in favor of the Agent).

          "Tax Indemnitee" shall mean the Lessor, the Investor, the Owner
           --------------
     Trustee, the Trust Company, the Agent and each Lender.

          "Taxes" shall mean have meaning specified in the definition of
           -----
      Imposition.

          "Term" shall mean the Basic Term.
           ----

          "Termination Date" shall have the meeting specified in Section 16.2
           ----------------
     (a) of the Lease.

          "Termination Notice" shall have the meeting specified in Section 16.1
           ------------------
     (a) of the Lease.

          "Termination Value" shall mean, as of any Payment Date, an amount
           -----------------
     equal to the sum of (i) the aggregate outstanding principal of the notes, accrued and unpaid interest on the Notes and any other amounts due under the Credit Agreement, plus (ii) the outstanding portion of the Investor Contribution, all accrued amounts due on account of the Investor Yield and all other amounts owing to the Investor under the Operative Agreements, in each case as of the applicable Payment Date.

          "Title Company" shall mean Chicago Title Insurance Company, or such
           -------------
     other title insurance company reasonably acceptable to the Agent and the Investor.

          "Total Condemnation" shall mean a Condemnation that involves a taking
           ------------------
     of Lessor's entire title to the related Land.

          "Tranche A Basic Rent" shall mean the interest due the Tranche A Loans
           --------------------
     on any Payment Date pursuant to the Credit Agreement (but not including interest on overdue amounts under Section 2.7(c) of the Credit Agreement or otherwise).

          "Tranche A Loan" shall have the meaning defined in Section 2.3 of the
           --------------
     Credit Agreement.

          "Tranche A Maximum Amount" shall mean $25,516,301.65
           ------------------------

          "Tranche A Note" shall have the meaning defined in Section 2.2 of the
           --------------
     Credit Agreement.

          "Tranche A Percentage" shall mean $4.3514%.
           --------------------

          "Tranche B Basic Rent" shall mean the scheduled interest due on the
           --------------------
     Tranche B Loans on any Payment Date pursuant to the Credit Agreement (but not including interest on overdue amounts under Section 2.7(c) of the Credit Agreement or otherwise).

          "Tranche B Loan" shall have the meaning defined in Section 2.3 of the
           --------------
     Credit Agreement.

          "Tranche B Maximum Amount" shall mean $3,826,198.35
           ------------------------

          "Tranche B Note" shall have the meaning defined in Section 2.2 of the
           --------------
     Credit Agreement.

          "Tranche B Precentage" Shall mean 12.6486%.
           --------------------

          "Tranche Expenses" shall mean:
           ----------------

               (a) one-half of the reasonable out-of-pocket expenses, disbursement or cost (other than legal fees) of Chemical Bank and Chemical Securities Inc. incurred in connection with the consummation of the transactions contemplated by the Operative Agreements:

               (b) the reasonable fees and reasonable out-of-pocket expenses of the Trust Company in connection with the transaction contemplated by the Operative Agreement, including, without limitation, the initial and annual Owner Trustee's fee and all reasonable fees and reasonable out-of-pocket expenses of the Owner Trustee and any necessary co-trustees (including reasonable counsel fees and expenses) or any successor owner trustee, for acting as owner trustee under the Trust Agreement.

               (c) the fee payable to Chemical Securities Inc. in connection with the transactions contemplated by the Operative Agreements.

               (d) any and all Taxes (to the extent provided in Section 11.2 of the Participation Agreement) and fees incurred in recording or filling any Operative Agreement or any other transaction document,any deed, declaration, deed of trust, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative
          Agreement:

               (e) any real estate brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the acquisition of of the Property:

               (f) all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under the Operative Agreements, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Agent, each Lender and the Investor.

               (g) all reasonable out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to the Operative Agreements requested by the Lessee or any Guarantor and any other documents prepared in connection therewith, and the consummation and administration of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and the Investor and

               (h) all reasonable out-of-pocket costs and expenses incurred by the Lessor, the Lessee, the Investor or the Agent in connection with any purchase of the Property by the Lessee pursuant to the Lease.

          "Transferee" shall have the meaning defined in Section 2.12 of the
           ----------
     Credit Agreement.

          "Trust Agreement" shall mean the Trust Agreement dated as of August
           ---------------
     30, 1995 between the Investor and the Trust Company and attached as Exhibit
                                                                         -------
     C to the Participation Agreement.
     -

          "Trust Company" shall mean Wilmington Trust Company, in its individual
           -------------
     capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

          "Trust Estate" shall have the meaning specified in the Trust
           ------------
     Agreement.

          "Type" shall mean as to any Loan, its nature as an ABR Loan or a
           ----
     Eurodollar Loan.

          "UCC Financing Statements" shall mean collectively the Lender
           ------------------------
     Financing Statements and the Lessor Financing Statements.

          "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial
           -----------------------       ---
     Code as in effect in any applicable jurisdiction.

          "Wear and Tear Payment" shall have the meaning defined in Section
           ---------------------
     2.4(b)(ii) of the Credit Agreement.